Exhibit 10.7

CEO FORM

Name of Participant:	[ ]
Target Number of PSUs:	[ ]
Date of Grant:	[ ]

WATERS CORPORATION

2020 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

This agreement (this “Agreement”) evidences performance-based Restricted Stock Units granted by Waters Corporation (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms and conditions of the Waters Corporation 2020 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of PSUs. On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant the target number of performance-based Restricted Stock Units (the “PSUs”) set forth above (the “Target Award”) giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each PSU forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof (the “Award”). The percentage of the Target Award that may be earned by the Participant will be determined in accordance with Exhibit A hereto.

2. Earning; Vesting; Cessation of Employment.

(a) Earned PSUs. The PSUs shall become “Earned PSUs” following the end of the Performance Period (as defined in Exhibit A) to the extent earned in accordance with the performance criteria set forth on Exhibit A (the “Performance Criteria”), based on the Administrator’s determination, in its sole discretion, of the level of achievement of the Performance Criteria.

(b) Vesting of Earned PSUs. Unless earlier terminated, forfeited, relinquished or expired, the Earned PSUs will vest in full on [                    ] (the “Vesting Date”), subject to the Participant remaining in continuous Employment from the Date of Grant through the Vesting Date except as described in Section 2(c) below.

(c) Cessation of Employment. If the Participant’s Employment ceases for any reason, except as expressly provided for in an employment, severance-benefit or other agreement between the Participant and the Company that is in effect at the time of such termination of Employment, the PSUs, to the extent not then vested, will be immediately forfeited for no consideration. Notwithstanding the foregoing, in the event the Participant’s Employment terminates due to the Participant’s death or Qualifying Retirement, in either case, prior to the Performance Period End Date (as defined in Exhibit A) and prior to a Covered Transaction, any unvested PSUs that are then outstanding shall not be forfeited upon such termination but shall instead remain outstanding and eligible to become Earned PSUs in accordance with the terms of this Agreement and, to the extent earned, shall vest in full on a prorated basis, based on the number of days the Participant was Employed during the Performance Period (without regard to any earlier termination thereof on the consummation of a Covered Transaction or otherwise), on the earlier of the Vesting Date or immediately prior to the consummation of a Covered Transaction. For purposes of this Agreement, “Qualifying Retirement” means the Participant’s termination of Employment (other than for Cause or at a time when the Participant’s Employment could have been terminated for Cause) (i) at any time after the Participant has reached age sixty (60) with ten (10) years of service to the Company and its Affiliates; (ii) with the intention of concluding his or her working or professional career; and (iii) after the first anniversary of the Performance Period Start Date (as defined in Exhibit A). The Administrator will determine whether any leave or other extended period of absence results in a cessation of the Participant’s Employment for purposes of the Award and this Agreement; it being understood that if the Participant is on a leave or other extended period of absence that has been approved by the Administrator (i) with a duration of six (6) months or less or (ii) during which the Participant’s reemployment rights, if any, are guaranteed by statute or by contract, he or she shall be treated for purposes of the Award and this Agreement as remaining in Employment during such approved leave or other period of absence, unless the Administrator determines otherwise.

3. Issuance of Shares. The Company shall, as soon as practicable upon the vesting of any PSUs (but in no event later than March 15th of the year following the year in which such PSUs vest), issue Shares with respect to such vested PSUs to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4. Company Policies. By accepting the Award, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the PSUs, including the right to any Shares issued in respect of the PSUs or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback, recoupment or similar policy of the Company or any of its Affiliates and any policy of the Company or any of its Affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. Nothing in the preceding sentence will be construed as limiting the general application of Section 7 of this Agreement.

5. Nontransferability. The PSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan. Shares issued in respect of vested PSUs may not be transferred for a period of twenty-four (24) months following the Vesting Date; provided, that this restriction shall not apply following the Participant’s death or in connection with or following a Covered Transaction. Except as described in the preceding sentence, Shares issued in respect of vested PSUs may be transferred subject to compliance with applicable law and the terms of any policies of the Company or any of its Affiliates.

6. Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to receive Shares following the vesting of any portion of the Award, are subject to the satisfaction of all taxes required to be withheld with respect to the Award. Unless otherwise determined by the Company, the Company shall automatically satisfy such tax withholding obligations by withholding from the Shares that would otherwise be issued with respect to any vested PSUs a number of Shares having a fair market value equal to the minimum statutory amount required to be withheld to satisfy such tax withholding obligations and/or by causing such number of Shares to be sold in accordance with a sell-to-cover arrangement. The Participant authorizes the Company and its Affiliates to withhold any amounts due in respect of any required tax withholdings by withholding from the Shares otherwise deliverable with respect to the Award, by causing such Shares to be sold in accordance with a sell-to-cover arrangement and/or by withholding from any amounts otherwise owed to the Participant. Nothing in this Section 6 shall be construed as relieving the Participant of any liability for satisfying his or her tax obligations relating to the Award.

7. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Participant. By accepting, or being deemed to have accepted, all or any part of the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

8. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

WATERS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

By
[Participant’s Name]